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[LOGO] PHOENIX(R)                PHL Variable Insurance Company ("Phoenix" or the "Company")   Simplified Life Insurance Application
                                 One American Row
                                 PO Box 5056                                                   For Company Use Only
                                 Hartford CT 06102-5056                                        Case Number: ________________________
                                 (COLI Administration H-G)                                     Master App. No.: ____________________
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Section I - Proposed Insured
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Print Name as it is to appear on policy (First, Middle, Last)    Sex                              Birthdate (Month, Day, Year)
                                                                    [_] Male   [_] Female
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Birthplace (State or Country)                                    United States Citizen            Taxpayer Identification Number/SSN
                                                                    [_] Yes    [_] No
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Driver's License No. (Include State)   Marital Status
                                       [_] Single   [_] Married   [_] Widowed   [_] Divorced   [_] Separated
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Home Address (Include Street, Apt. Number, City, State, ZIP Code, and Country)                   Home Telephone Number
                                                                                                 (       )
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Give Prior Address if at address less than 2 years (Include Street, Apt. Number, City, State, ZIP Code, and Country)

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Current Occupation and Duties                                    Business Entity                 Length of Employment

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Business Entity Address (Include Street, Apt. Number, City, State, ZIP Code, and Country)        Bus. Phone No. (Include Ext.)
                                                                                                 (       )
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Email Address

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Section II - Ownership (Choose one)
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[_] A. Business Entity or Trust named in Master Application is owner
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[_] B. Proposed Insured
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[_] C. Other Owner                    Relationship to Proposed Insured
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Name                                                                                              Taxpayer Identification Number/SSN

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Address

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Send premium and lapse notices to: (in addition to owner)
[_] Proposed Insured: [_] Home Address   [_] Business Entity Address
[_] Secondary Address ________________________________________________________________________________________________________

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Section III - Beneficiary Designation(s) (Choose one)
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[_] A. Business Entity or Trust named in Master Application is beneficiary
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[_] B. Other beneficiary (Complete details below)   [_] Check if subject to split dollar agreement
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Primary Beneficiary             Relationship to Proposed Insured  Date of Birth                   Taxpayer Identification Number/SSN

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Contingent Beneficiary          Relationship to Proposed Insured  Date of Birth                   Taxpayer Identification Number/SSN

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Section IV - Coverage Applied For (Choose one)
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[_] A. As specified in Master Application (skip to Section V)
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[_] B. Specified as follows:

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Plan of Insurance                                                 Basic Policy Amount
[_] Phoenix Executive VUL
[_] Phoenix Executive UL                                          $_______________________
[_] Other

If "Other" is selected skip the remainder of this Section and complete Sections V - IX and Alternative Section X.
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Life Insurance Qualification Test: (check one) if none checked, Cash Value Accumulation Test will apply.
[_] Cash Value Accumulation Test   [_] Guideline Premium Test
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Death Benefit Option (check one) if none checked, Option A will apply:
[_] Option A - Level   [_] Option B - Increasing   [_] Option C - Specified Face + Accumulated Premiums Net of Distributions
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First Year Anticipated Billed Premium (Excluding 1035             Subsequent Planned Annual Premium
Exchange, Lump Sum Funds, etc.)
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OL4327.1                              Page 1 of 5                           8-08

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Section IV - Coverage Applied For (continued)

Suitability

This section applies ONLY to variable life insurance products:

Do you understand that the Death Benefit may be variable or fixed under certain conditions and the Death Benefit and Cash Values under any Variable Policy may increase or decrease in amount or duration or even be exhausted to zero based on the investment
experience of the underlying investment options?                                                                      [_] Yes [_] No

Do you believe that the variable life policy you are purchasing is suitable to meet your financial objectives?        [_] Yes [_] No

My signature in the Signature section of this application acknowledges that (a) I understand that a variable life insurance policy is not an appropriate investment vehicle for a short term trading strategy or short term savings and (b) I confirm that I have received the prospectus for the variable life policy I am purchasing.

Illustrations of benefits including death benefits, policy values and cash surrender values are available on request.

Temporary Money Market Allocation

This option applies ONLY to Variable Life insurance products.

If the state of issue does not require refund of premium during the Right To Cancel Period, but you prefer to temporarily allocate your premiums to the Money Market subaccount until the end of the Right to Cancel Period, as stated in the policy, indicate:
                                                                                                                      [_] Yes [_] No

Telephone/Electronic Authorization

I, the Owner will receive this telephone/electronic investment transfer privilege automatically. By checking the "Yes" box below, I am authorizing and directing Phoenix to act upon telephone or electronic investment instructions from my licensed representative who can furnish proper identification. Phoenix will use reasonable procedures to confirm that these instruction are authorized and genuine. As long as these procedures are followed, the Phoenix and its affiliate and their directors, trustees, officers, employees, and licensed representatives will be held harmless for any claims, liability, loss or cost. [_] Yes [_] No

Mode of Premium Payment

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[_] Annual                      [_] Quarterly                      [_] Semi-Annual                    [_]  Monthly

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Section V - Medical History of Proposed Insured - (does not need to be completed if exam has been ordered)

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Height                  Weight               Has your weight decreased by 10 or more pounds in the past 2 years? If "yes," how much?
                                             ____________ lbs.   [_] Yes   [_] No

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Name(s) and Address(es) of Personal Physician(s) or Health Care Facility(s). [_] None

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Date and Reason for Last Consultation:

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To the best of your knowledge have you:

Yes    No

[_]   [_]   1.  Ever had or been treated for high blood pressure, chest pain, heart disease, stroke, lung disorder, cancer, diabetes, kidney disease, liver disease, or mental or nervous disorder?

[_]   [_]   2.  In the last 5 years received counseling or treatment for alcohol or other drug use?

[_]   [_]   3.  Ever been diagnosed or treated by a medical professional for Acquired Immune Deficiency Syndrome (AIDS) or
                AIDS Related Complex (ARC)?

[_]   [_]   4.  Smoked any cigarettes in the last 12 months?

====================================================================================================================================
Section VI - Proposed Insured Medical Transfer Statement
(Complete when submitting medical examinations of another insurance company.)

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I request that Phoenix review and consider the exam conducted by the Life Insurance Company listed below in evaluating my application. I authorize Phoenix to receive and review such application(s), and authorize my producer, broker or other insurance company to provide such application to Phoenix.
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1.   Name of the insurance company for which examination(s) was made

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2.   Date of examination (mm/dd/yyyy)

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3.   To the best of your knowledge and belief, are the statements in the examination true, accurate and complete as of today?

[_] Yes [_]  No

     If "No", please explain.

4.   Have you consulted a licensed physician or other health care provider since the above examination? (If "Yes", complete
     Application Part II.)
     [_] Yes [_] No
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OL4327.1                           Page 2 of 5                              8-08

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Section VII - Additional Information

Yes    No

[_]   [_]   1.  Have you used tobacco or nicotine products in any form in the last 10 years? If "Yes", please circle the products(s)
                used: cigarettes, cigars, pipes, snuff, smokeless or chewing tobacco, nicotine patch or gum. Check one:
                [_] Use currently [_] Date quit _____________________________

[_]   [_]   2.  Have you ever applied for life, accident, or health insurance and been postponed, or been offered a policy differing in plan, amount or premium rate from that applied for? (If "Yes", give date, company and reason).

[_]   [_]   3.  Are you negotiating for other insurance? (If "Yes," name companies and total amount to be placed in force).

[_]   [_]   4.  Do you intend to live or travel outside the United States or Canada? (If "Yes," state where and for how long).

[_]   [_]   5.  Have you flown during the past three years as a pilot, student pilot or crew member? (If "Yes", complete Aviation
                Questionnaire, form FN7).

[_]   [_]   6.  Have you participated in the past 3 years or plan to engage in any hazardous activity such as motor vehicle, motorcycle or motorboat racing, parachute jumping, skin or scuba diving or other underwater activity, hang gliding or other hazardous avocation? (If "Yes", complete Avocation Questionnaire, form OL1064).

[_]   [_]   7.  Have you in the past three years been the driver of a motor vehicle involved in an accident, or charged with a moving violation of any motor vehicle law, or had your driver's license suspended or revoked?

[_]   [_]   8.  Have you ever been convicted of felony or do you have charges pending?

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Give full details for all "Yes" answers above.
               Question Number                                                          Details
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Section VIII - Existing Life Insurance

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[_] Yes [_] No 1. Are there any life insurance policies or annuity contracts, owned by, or on your life?

[_] Yes [_] No 2. With this policy, do you plan to replace (in whole or in part, now or in the future) any existing life insurance or annuity contract in force?

[_] Yes [_] No 3. Do you plan to utilize values from any existing life insurance policy or annuity contract (through loans, surrenders or otherwise) to pay any initial or subsequent premium(s) for this policy?

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For all "Yes" answers above, please provide the following information. If no coverage in force, check here [_]
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                         Issue Date
Company                  (mm/yyyy)                   Plan                  Amount                  Pers/Bus               Replacing
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                                                                                                                           Y   N
                                                                           $                       [_]  [_]               [_] [_]
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                                                                           $                       [_]  [_]               [_] [_]
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                                                                           $                       [_]  [_]               [_] [_]
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     Total Life Insurance in force                                         $

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Income
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Earned Income   Independent Income   Net Worth

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Additional Comments
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OL4327.1                          Page 3 of 5                               8-08

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Section IX - Authorization To Obtain Information
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I authorize any licensed physician, health care practitioner, hospital, medical laboratory, clinic or other medically-related facility, insurance company or the Medical Information Bureau (MIB), having any records or knowledge of me or my health, to provide any such information to PHL Variable Insurance Company (Phoenix), or its reinsurers. The information requested may include information regarding diagnosis and treatment of physical or mental condition, including consultations occurring after the date this authorization is signed. I authorize any of the above sources to release to Phoenix or its reinsurers any of my information relating to alcohol use, drug use and mental health care.

Medical information will be used only for the purpose of risk evaluation and determining eligibility for benefits under any policies issued. Phoenix may disclose information it has obtained to others as permitted or required by law, including the MIB, our reinsurers and other persons or entities performing business or legal services in connection with this application, any contract issued pursuant to it or in connection with the determination of eligibility for benefits under an existing policy. Information that is not personally identifiable may be used for insurance statistical studies.

To facilitate rapid submission of information, I authorize all of the above sources, except MIB, to give such records or knowledge to any agency employed by Phoenix to collect and transmit such information.

I authorize consumer reporting agencies, insurance companies, motor vehicle departments, my attorneys, accountants and business associates and the MIB to provide any information to Phoenix or its reinsurers that may affect my insurability. This may include information about my occupation, participation in hazardous activities, motor vehicle record, foreign travel, finances, and other insurance coverage in place.

I acknowledge that I have received a copy of the Notice of Information Practices, including information about Investigative Consumer
Reports and the Medical Information Bureau. I authorize the preparation of an investigative consumer report. I understand that upon written request, I am entitled to receive a copy of the investigative consumer report.

This authorization shall continue to be valid for 30 months (24 months in, Colorado, Iowa, Kansas, Kentucky, Oklahoma, West
Virginia, Wyoming) from the date it is signed unless otherwise required by law. A photocopy of this signed authorization shall be as valid as the original. This authorization may be revoked by writing to Phoenix prior to the time the insurance coverage has been placed in force. I understand my authorized representative or I may receive a copy of this authorization on request.

[_] I do [_] I do not (check one) require that I be interviewed in connection with any investigative consumer report that may be prepared.
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Section X - Signature

I have reviewed this application, and I hereby verify that all information given here and in Part II of this application is true and complete and has been correctly recorded to the best of my knowledge and belief.

I agree that this Life Insurance Application and the Master Application shall form a part of any policy issued, and further agree that no insurance shall take effect unless and until each of the following has occurred: 1) the policy has been issued by Phoenix;
2) the premium required for issuance of the policy has been paid in full during the lifetime of the insured; 3) all the representations made in the Master Application and the Insured's Life Insurance Application remain true, complete and accurate as of the date the policy is delivered; 4) the Insured is alive when the policy is delivered; and 5) as of the date of delivery of the policy, there has been no change in the health of the proposed insured that would change the answers to any of the questions in the
Insured's Life Insurance Application.

I understand that if there is any change in my health or physical condition, or if I visit a physician or am hospitalized, subsequent to the date of the application or the providing of any information to be contained in the application, I will inform
Phoenix as soon as possible.

Employer-Owned Life Insurance Notice and Consent (Complete only if "A" selected in Section II; i.e., Business Entity or Trust is
Owner)

I understand that, with respect to this application for life insurance:

     (a)  My employer intends to purchase a life insurance contract insuring my life;

     (b)  The maximum face amount at issue for which my life could be insured is $ ________________;

     (c)  The insurance coverage may continue to remain in force in the event of termination of my employment with this employer;
          and

     (d)  Unless indicated to the contrary on this application, the named beneficiary of the life insurance policy proceeds on death will be my employer.

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Under penalties of perjury, I certify that: a) the number shown on this form is my correct taxpayer identification number; and b) I am not subject to backup withholding because: 1) I am exempt from backup withholding; or 2) I have not been notified by the Internal
Revenue Service (IRS) that I am subject to backup withholding; or 3) the IRS has notified me that I am no longer subject to backup withholding.

I understand that 1) no statement made to, or information acquired by any Licensed Producer who takes this application, shall bind the Company unless stated in any parts to this application including Part II (not applicable in ND and SD), and 2) the Licensed
Producer has no authority to make, modify, alter or discharge any contract thereby applied for.

In case of discrepancy between the Master Application and the insured's application, (a) the insured's application shall be controlling if the owner is other than the Business Entity or a Trust named in the Master Application, or (b) the Master Application
shall be controlling if the owner is the Business Entity or Trust named in the Master Application.

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Proposed Insured's Signature              State Signed In  Witness (Must be signed in presence of Insured)  Date (mm/dd/yyyy)
[X]

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Owner (if other than Proposed Insured or  State Signed In  Witness (Must be signed in presence of Owner)    Date (mm/dd/yyyy)
Business Entity stated on Master
Application) [X]

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Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud as determined by a court of competent jurisdiction. (Not applicable in AR, DC, FL, LA, ME, MA, NJ, NM, NY, OH, OR, PA, TX, VA and WA).

In AR and LA any person who knowingly presents a false or fraudulent claim for payments of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In DC, WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR
ANY OTHER PERSON, PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, ANY INSURER MAY DENY INSURANCE BENEFITS IF FALSE
INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

In OH, any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
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The Producer hereby confirms he/she has truly and accurately recorded on the application the information supplied by the Proposed
Insured, and that he/she is qualified and authorized to discuss the contract herein applied for.

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Lic. Agt./Reg. Rep.'s Signature           Date             Lic. Agt./Reg. Rep.'s I.D. No.
X

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Broker/Dealer Name and Address                                                             Broker/Dealer No.
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OL4327.1                           Page 5 of 5                              8-08